Exhibit 99.1

NewGenIvf, a full-service fertility services provider in Asia, Announces Plans to List on Nasdaq Through Merger with A SPAC I Acquisition Corp.

[New York] – February 16, 2023 – NewGenIvf Limited (“NewGen” or the “Company”), a full-service fertility services provider in Asia that aids couples and individuals, regardless of fertility challenges, to build families and to increase their access to infertility treatment, and A SPAC I Acquisition Corp. (Nasdaq: ASCA) (“A SPAC I”), a publicly traded special purpose acquisition company, today announced that they have entered into a definitive merger agreement for a business combination of A SPAC I and the Company (the “Transaction”). As a result of the Transaction, the combined company is expected to be renamed First Fertility Group Ltd. and remain a publicly listed company on the Nasdaq Stock Market.

NewGen and A SPAC I Highlights

NewGen is a family of fertility clinics serving patients primarily from Southeast Asia. NewGen currently provides fertility services across three jurisdictions, namely Thailand, Cambodia and Kyrgyzstan. Upon closing, the Transaction will position NewGen to further expand its network and services and to better serve its community by providing increasingly comfortable, personalized and sophisticated services.

A SPAC I believes that the Transaction with NewGen presents an opportunity to invest in a promising company in a fast-growing market. A SPAC I’s management and directors come from backgrounds ranging from veterans in the finance sector with over two decades of experience as well as entrepreneurs with extensive experience with business development, strategic management, risk, investment, finance and marketing in various countries across Asia.

Management and Governance

Following the close of the Transaction, the combined company will continue to be led by Mr. Siu Wing Fung Alfred as Chairman and founder and Ms. Tina Fong as Director and co-founder of NewGen. Mr. Siu is a passionate entrepreneur and leader in the fertility industry. He graduated from Stanford University with a Bachelor’s and Master’s degrees  , after which he established and led a business   through its initial public offering on the Hong Kong Stock Exchange. He is supported by Ms. Fong, who co-founded NewGen and is actively involved in the oversight of the business units in Thailand and is a board of director of First Fertility PGS Center Ltd.

“We are so pleased to have entered into an agreement to merge with A SPAC I Acquisition Corp. We believe that this is an important milestone as we strive to become the leading fertility service provider in Southeast Asia within the next five years,” said Chairman Siu.

“Since 2010, NewGen has been helping families in the populous Southeast Asian countries through their journeys towards pregnancies and building families.”

“We expect that recent trends will lead to an increasing demand for fertility services. This makes it an ideal time for NewGen to go public, especially with lifted travel restrictions in a post-COVID world, which will allow us to assist families across Asia. A Nasdaq listing could help strengthen our brand and propel our growth in the region.”

Claudius Tsang, CEO, CFO and Chairman of A SPAC I, stated, “The fertility space has attracted tremendous attention in recent years, and we believe that NewGen’s potential will propel it into the limelight in the sector. It is our privilege to embark on this journey with an experienced and visionary management team led by Chairman Siu.”

Transaction Overview

The Transaction values NewGen at an implied enterprise value of approximately $50 million.

The NewGen and A SPAC I Boards of Directors have unanimously approved the proposed Transaction, which is expected to be completed in the third quarter of 2023, subject to, among other things, regulatory approvals, the approval by A SPAC I’s shareholders of the Transaction and satisfaction or waiver of other customary closing conditions.

Additional information about the proposed Transaction, including copies of the merger agreement and related agreements, will be provided in a Current Report on Form 8-K to be filed by A SPAC I with the Securities and Exchange Commission (the “SEC”) and available at www.sec.gov. A SPAC I intends to file a registration statement, which will contain a proxy statement and a prospectus, with the SEC in connection with the Transaction.

Advisors

Jun He Law Offices is serving as legal advisor to NewGen in connection with the Transaction.

Loeb & Loeb LLP, Haiwen & Partners, DFDL (Thailand) Limited, Kalikova & Associates law firm and Ogier are serving as legal advisors to A SPAC I in connection with the Transaction.

About NewGen

NewGen Group and its management have over a decade of experience in the fertility industry. With a mission to aid couples and individuals, regardless of fertility challenges, to build families and to increase their access to infertility treatment. NewGen has dedicated itself to providing comprehensive fertility services for its customers. NewGen’s clinics are located in Thailand, Cambodia, and Kyrgyzstan, and present a full suite of services for its patients, including comprehensive infertility and assisted reproductive technology treatments, egg and sperm donation, and surrogacy, in the appropriate jurisdictions, respectively. To learn more, visit www.newgenivf.com. The information contained on, or accessible through, NewGen’s website is not incorporated by reference into this press release, and you should not consider it a part of this press release.

About A SPAC I Acquisition Corp.

A SPAC I Acquisition Corp. is a blank check company sponsored by A SPAC (Holdings) Acquisition Corp., a British Virgin Islands company, and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the estimated implied enterprise value of the combined company, NewGen’s ability to scale and grow its business, the advantages and expected growth of the combined company, the combined company’s ability to source and retain talent, the cash position of the combined company following closing of the Transaction, A SPAC I’s and NewGen’s ability to consummate the Transaction, and expectations related to the terms and timing of the Transaction, as applicable. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of A SPAC I’s and NewGen’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of A SPAC I and NewGen. These forward-looking statements are subject to a number of risks and uncertainties, including the ability of A SPAC I and NewGen to successfully or timely consummate the proposed Transaction, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Transaction or approval of the shareholders of A SPAC I or NewGen; failure to realize the anticipated benefits of the proposed Transaction; the combined company’s ability to execute on its business model, potential business expansion opportunities and growth strategies, retain and expand customers’ use of its services and attract new customers, and source and maintain talent; risks relating to the combined company’s sources of cash and cash resources; risks relating to NewGen’s business; risks related to legal environment affecting fertility treatments in different jurisdictions; risks relating to A SPAC I’s and the combined company’s vulnerability to security breaches; risks relating to the combined company’s ability to manage future growth; the effects of competition on the combined company’s future business; the amount of redemption requests made by A SPAC I’s public shareholders; the ability of A SPAC I or the combined company to issue equity or equity-linked securities in connection with the proposed Transaction or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries involving the parties to the Transaction; the impact of the COVID-19 pandemic on NewGen’s or the combined company’s business and the global economy; and those factors discussed in A SPAC I’s final prospectus related to its initial public offering dated February 14, 2022, under the heading “Risk Factors,” in A SPAC I’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 under the heading “Risk Factors” filed with the SEC on November 9, 2022 and other documents filed, or to be filed, by A SPAC I with the SEC. If any of these risks materializes or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither A SPAC I nor NewGen presently knows or that A SPAC I and NewGen currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect A SPAC I’s and NewGen’s expectations, plans or forecasts of future events and views as of the date of this press release. A SPAC I and NewGen anticipate that subsequent events and developments will cause A SPAC I’s and NewGen’s assessments to change. However, while A SPAC I and NewGen may elect to update these forward-looking statements at some point in the future, A SPAC I and NewGen specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing A SPAC I’s and NewGen’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information About the Proposed Transaction and Where to Find It

The proposed Transaction will be submitted to shareholders of A SPAC I for their consideration and approval. A SPAC I’s subsidiary intends to file a registration statement (the “Registration Statement”) with the SEC which will include preliminary and definitive proxy statements to be distributed to A SPAC I’s shareholders in connection with A SPAC I’s solicitation for proxies for the vote by A SPAC I’s shareholders in connection with the proposed Transaction and other matters as described in the Registration Statement, as well as a prospectus relating to the offer of the securities to be issued to NewGen’s shareholders in connection with the completion of the proposed Transaction. After the Registration Statement is filed and declared effective, A SPAC I will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed Transaction. A SPAC I’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with A SPAC I’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed Transaction, because these documents will contain important information about A SPAC I, NewGen and the proposed Transaction. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed Transaction and other documents filed with the SEC by A SPAC I, without charge, at the SEC’s website located at www.sec.gov or by directing a request to A SPAC I.

Participants in the Solicitation

A SPAC I, NewGen, and their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from A SPAC I’s shareholders in connection with the proposed Transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of A SPAC I’s shareholders in connection with the proposed Transaction will be set forth in the proxy statement/prospectus to be filed with the SEC in connection with the Transaction. You can find more information about A SPAC I’s directors and executive officers in A SPAC I’s final prospectus related to its initial public offering dated February 14, 2022. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

NewGen

Admin@newgen-ivf.com

A SPAC I

Admin@aspac.co

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